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EXHIBIT 99.1

NEWS RELEASE
For Immediate Release

Contact:	Kenneth R. Posner, President & Chief Financial Officer, 312-202-1924 Angelo & Maxie's, Inc.

Angelo & Maxie's, Inc. Announces Sale of
Chart House Restaurants and Name Change

        CHICAGO, August 2, 2002—Angelo & Maxie's Inc., formerly known as Chart House Enterprises, Inc. (OTCBB: FISH), announced that it has completed the sale of its 38 existing Chart House restaurants and one Peohe's restaurant effective as of July 29, 2002. The Angelo & Maxie's restaurants, also owned by the Company, were not included in the transaction. Proceeds of the sale permitted the Company to retire all of its senior and subordinated debt outstanding as of August 1, 2002.

        In connection with the restaurant sale, the Company's stockholders approved changing the Company's name to Angelo and Maxie's, Inc. The NASD has informed the Company that, effective on Monday, August 5, 2002, the Company's common and preferred stock will begin trading under the symbols AGMX and AGMXP. Angelo and Maxie's, Inc. common and preferred stock are listed on the NASD OTC Counter Bulletin Board.

        Headquartered in Chicago, Angelo and Maxie's, Inc. currently operates 6 Angelo and Maxie's steakhouses in the continental United States.

        Certain of the statements contained in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include financial projections, estimates and statements regarding plans, objectives and expectations of the Company and its management. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information on significant potential risks and uncertainties is set forth more fully in the Company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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  EXHIBIT 99.1